UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2021 SWC Group, Inc. (“SWC”), a California corporation and wholly-owned subsidiary of Sugarmade, Inc. (the “Company’’) entered into a Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate (Non-Residential) (the “Purchase Agreement”) of same date with Paredes Diana K Tr / Shalom Trust (“Seller”), pursuant to which the SWC agreed to purchase an approximately 1,175 square foot property located at 5058 Valley Blvd., Los Angeles, CA 90032 (the “Real Property”) from Seller, for a total purchase price of $830,000 (the “Purchase Price”). The Purchase Price is payable $249,000 in a cash down payment for an earnest money deposit, which as has been deposited in escrow as of the date of this Current Report on Form 8-K. The remaining $581,000 will be paid at the closing of the Purchase Agreement (the “Closing”), at which time, Real Property will be purchased by SWC from the Seller.

The Closing of the transaction is subject to certain closing customary closing conditions for a transaction of this type, and is expected to close fifteen (15) days after the waiver or satisfaction of SWC’s “Buyer Contingencies” set forth in the Purchase Agreement. Notwithstanding anything to the contrary in the Purchase Agreement, SWC has 30 days from the receipt of all disclosures and reports set forth in the Purchase Agreement to conduct its due diligence of any such “Buyer Contingencies”, of which SWC may approve or disapprove at its sole and absolute discretion. If Buyer disapproves any such “Buyer Contingencies”, Seller shall have ten (10) days to cure such disapproval. If Seller cannot cure such disapproval of the Buyer at the end of this period, then Buyer may either accept the Real Property as is, or terminate the Agreement, at which point the deposit of $249,000 will be returned to SWC, minus any applicable fees.

The description of the Purchase Agreement set forth in this Item 1.01 of this Current Report on Form 8-K is s not complete and is qualified in its entirety by reference to the terms of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Real Property is being purchased by SWC in connection with the MOU between the Company described in the Company’s Current Report on Form 8-K filed on June 10, 2021 with the SEC (and filed as Exhibit 10.1 thereto), and is intended to be a location at which a Licensed Entity (as defined in the MOU) can be established.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Memorandum of Understanding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: June 17, 2021	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer and Chief Financial Officer